EXHIBIT 99.1

Berkshire Hills First Quarter 2020 Earnings Release and Conference Call Dates
BOSTON, April 30, 2020.  Berkshire Hills Bancorp, Inc. (NYSE: BHLB) will issue its first quarter earnings release after the market closes on Monday, May 4, 2020.
Berkshire will also conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, May 5, 2020 to discuss the results for the quarter and provide guidance about expected future results.
Participants are encouraged to pre-register for the conference call using the following link:  http://dpregister.com/10141779.
Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call.  Participants may pre-register at any time prior to the call and will immediately receive simple instructions via email.
Additionally, participants may reach the registration link and access the webcast by logging in through the investor section of our website at http://ir.berkshirebank.com.
Those parties who do not have internet access or are otherwise unable to pre-register for this event, may still participate at the above time by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call.  Participants are requested to dial-in a few minutes before the scheduled start of the call.
A telephone replay of the call will be available through Tuesday, May 12, 2020 by dialing 877-344-7529 and entering access number 10141779.  The webcast will be available on Berkshire's website for an extended period of time.
BACKGROUND
Berkshire Hills Bancorp is the parent of Berkshire Bank which is transforming into a 21st century community bank pursuing purpose driven performance based on its Be FIRST corporate responsibility culture.  Headquartered in Boston, Berkshire operates 130 banking offices in seven Northeastern states, with approximately $13.2 billion in assets.
Investor Relations Contact
David Gonci, Capital Markets Director, 413-281-1973